3903 Centerville Road, Wilmington, DE 19807 www.acornenergy.com Tel: (302) 656-1707 Fax: (302) 656-1703

December 29, 2012

Mr. Richard Rimer
(via email)

Re:    Second Amendment and Extension of Consulting Agreement

Dear Richard:

This letter will serve to confirm that pursuant to action taken by the Compensation Committee (the “Committee”) of the Board of Directors of Acorn Energy, Inc. (the “Corporation”), the Committee authorized that your Consulting Agreement with the Corporation dated as of December 12, 2011 (the “Agreement”), as previously amended, be further amended to provide that the Term (as therein defined) shall extend through December 31, 2012, subject to any earlier termination as provided therein. Your fee for services for the period October 16 - December 31, 2012 shall be $52,000, payable in full on or about December 31, 2012. Except as herein amended, the Agreement shall continue in full force and effect and be deemed conformed to the terms of this Amendment.

Very truly yours,

By:
John A. Moore
President and CEO

ACCEPTED AND AGREED:

Richard Rimer